CUSIP # 902685106	Page 1 0 of 10

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 11, 2022

MIH Edtech Investments B.V.

By:	/s/ Serge de Reus
Name:	Serge de Reus
Title:	Director

Prosus N.V.

By:	/s/ Vasileios Sgourdos
Name:	Vasileios Sgourdos
Title:	Executive Director

Naspers Limited

By:	/s/ Vasileios Sgourdos
Name:	Vasileios Sgourdos
Title:	Executive Director